Delaware The First State Page 1 5322532 8100 Authentication: 202710226 SR# 20220586528 Date: 02-18-22 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CINER RESOURCE PARTNERS LLC”, CHANGING ITS NAME FROM "CINER RESOURCE PARTNERS LLC" TO "SISECAM RESOURCE PARTNERS LLC", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2022, AT 10:49 O`CLOCK A.M.